August 23, 2004

United States Securities and Exchange Commission
Washington, D.C. 20549


Sirs:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated June 21, 2004 accompanying the audited financial statements of ComLink Communications Company as of April 30, 2004, in the Registration Statement on Form SB-2, Amendment No. 1., with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,




Kyle L. Tingle
Kyle L. Tingle, CPA, LLC